SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )



Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by rule 14a-
     6(e)(2))
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12


                          UTAH MEDICAL PRODUCTS, INC.
                (Name of Registrant as Specified In Its Charter)

          (Name of Person(s) Filling Proxy Statement if other than the
                                  Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2), or
    Item 22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
   1)  Title of each class of securities to which transaction applies:

   2)  Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

   4)  Proposed maximum aggregate value of transaction:

   5)  Total fee paid:

[ ] Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)    Amount Previously Paid:
   2)    Form, Schedule, or Registration Statement No.:
   3)    Filing Party:
   4)    Date Filed:

March 19, 1998

Dear UM Shareholder:

You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Utah Medical Products, Inc. (UM). The meeting will be held at 12:00 noon (local time) on Friday, May 15, 1998 at the corporate offices of UM, 7043 South 300 West, Midvale, Utah USA.

Please note that attendance at the Annual Meeting will be limited to shareholders as of the record date (or their authorized representatives) and to guests of the Company. Proof of ownership can be a copy of the enclosed proxy card. Please see page two of this Proxy Statement for information about voting your proxy, including voting at the Annual Meeting.

At the Annual Meeting, our shareholders will elect one director and consider other business. If you think you will be unable to attend the meeting, please complete your proxy and return it as soon as possible. If you decide later to attend the meeting in person you may revoke the proxy.

Thank you for your ownership in UM!

Sincerely,



/s/ Kevin L. Cornwell

Kevin L. Cornwell
Chairman

                          UTAH MEDICAL PRODUCTS, INC.
                              7043 South 300 West
                              Midvale, Utah  84047
                                 (801) 566-1200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 1998


TO THE SHAREHOLDERS OF UTAH MEDICAL PRODUCTS, INC.

     The Annual Meeting of Shareholders (the "Annual Meeting") of Utah Medical Products, Inc. (the "Company" or "UM"), will be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 15, 1998, at 12:00 noon, local time, for the following purposes:

     (1) To elect one director to serve until the expiration of her term at the 2001 Annual Meeting and until her successor is elected and qualified; and

     (2) To transact such other business as may properly come before the Annual Meeting.


     Your Board of Directors recommends a vote "FOR" the nominated director, whose background is described in the accompanying Proxy Statement, and for the other proposal.

     Only shareholders of record at the close of business on March 6, 1998 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting.
      This Proxy Statement and form of proxy are being first furnished to shareholders of the Company on approximately April 1, 1998.

     THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Kevin L. Cornwell

                                    Kevin L. Cornwell, Secretary

Salt Lake City, Utah
Dated: March 19, 1998



   PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

   If your shares are held in the name of a brokerage firm, nominee, or other institution, only it can vote your shares. Please contact promptly the person responsible for your account and give instructions for your shares to be voted.

                          UTAH MEDICAL PRODUCTS, INC.

                                PROXY STATEMENT

   This Proxy Statement is furnished to shareholders of Utah Medical Products, Inc. (the "Company" or "UM") in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 15, 1998, at 12:00 noon, local time, and any postponement or adjournment(s) thereof. The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If the enclosed proxy is signed and returned timely without specific instructions, it will be voted at the Annual Meeting:

     (1)  FOR the election of Barbara A. Payne as director; and

     (2) IN accordance with the best judgment of the persons acting under the proxies on other matters presented for a vote.

   The Board of Directors has approved the foregoing proposals and recommends that the shareholders vote for each of the proposals. Proxies solicited by the Company will be voted FOR each of the proposals unless a vote against, or an abstention from, one or more of the proposals is specifically indicated on the proxy.

   A proxy for the Annual Meeting is enclosed. It is important that each shareholder complete, sign, date, and return the enclosed proxy promptly, whether or not she/he plans to attend the Annual Meeting. Any shareholder who executes and delivers a proxy has the right to revoke it at any time prior to its exercise by providing the Secretary of the Company with an instrument revoking the proxy or by providing the Secretary of the Company with a duly executed proxy bearing a later date. In addition, a shareholder may revoke her/his proxy by attending the Annual Meeting and electing to vote in person.

   Proxies are being solicited by the Company, and all costs and expenses incurred in connection with the solicitation will be paid by the Company. Proxies are being solicited by mail, but, in certain circumstances, officers and directors of the Company may make further solicitation in person, by telephone, facsimile transmission, telegraph, or overnight courier.

   Only holders of the 8,305,036 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") issued and outstanding as of the close of business on March 6, 1998 (the "Record Date"), will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Holders of at least a majority of the 8,305,036 shares of Common Stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

   All properly executed and returned proxies as well as shares represented in person at the meeting will be counted for purposes of determining if a quorum is present, whether or not the proxies are instructed to abstain from voting or consist of broker non-votes. Under the Utah Revised Business Corporation Act matters, other than the election of directors and certain specified extraordinary matters, are approved if the number of votes cast FOR exceed the number of votes cast AGAINST, and abstentions and broker non-votes are not counted for purposes of determining whether a matter has been approved. Directors are elected by a plurality of the votes cast; abstentions and broker non-votes are not counted.

   Officers and directors holding an aggregate of 68,712 shares, or approximately 0.83% of the issued and outstanding stock, have indicated their intent to vote in favor of all proposals.


                             ELECTION OF DIRECTORS

General

   The Company's Articles of Incorporation provide that the Board of Directors is divided into three classes as nearly equal in size as possible, with the term of each director being three years and until such director's successor is elected and qualified. One class of the Board of Directors shall be elected each year at the annual meeting of the shareholders of the Company. The Board of Directors has nominated Dr. Barbara A. Payne for election as director, for a three year term expiring at the 2001 Annual Meeting.

   It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominee named above as director of the Company, except as otherwise specified in the proxy. In the event the nominee shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such other person(s) as may be designated by the Board of Directors. Biographical information follows for the person nominated. The officers of the Company are elected at the annual meeting of the Board of Directors to serve at the pleasure of the Board of Directors. The information concerning the nominee and other directors and their security holdings has been furnished by them to the Company. (See "PRINCIPAL SHAREHOLDERS" below.)

Directors and Nominees

   The Board of Directors' nominee for election as director of the Company at the Annual Meeting is Dr. Barbara A. Payne. The other members of the Board of Directors were elected at the Company's 1996 and 1997 meetings for terms of three years, and therefore are not standing for election at the 1998 Annual Meeting. Background information appears below with respect to the incumbent directors whose terms have not expired, as well as the director standing for election to the board.

                          Year                Business Experience
                          First              During Past Five Years
Name              Age    Elected             and Other Information
----------------- ---    -------   --------------------------------------------

Kevin L. Cornwell  51     1993     Chairman since 1996.  Received B.S. degree
                                   in chemical engineering from Stanford
                                   University, M.S. degree in engineering-economic systems from Stanford Graduate
                                   School of Engineering, and MBA degree
                                   specializing in finance from Stanford
                                   Graduate School of Business.  President and
                                   CEO of UM since December 1992; Secretary since 1993. Has served in various senior operating management positions in several technology-based companies over a 24 year time span, including as a director on seven other company boards.

Stephen W.
 Bennett          65      1994     Received B.A. degree in biology from Stanford
                                   University, M.D. degree from Stanford School of Medicine, M.P.H. and T.M. degree and Dr.P.H. degree from Tulane School of Medicine. Served five years as fund manager, director and senior analyst for health care investments for an institutional investment firm.

Ernst Hoyer       60      1996     Received B.S. degree in process engineering
                                   from the University of California, Berkeley and MBA degree from the University of Santa
                                   Clara. Previously served in engineering and general management positions for four technology-based companies over a 28 year time span.

Barbara A. Payne  51      1997     Received B.A. degree in psychology from
                                   Stanford University,  M.A. degree from
                                   Cornell University, and M.A. and Ph.D.
                                   degrees in sociology from Stanford
                                   University. Served over eighteen years as corporate research scientist for a Fortune 50 firm, environmental scientist for a national laboratory, and as a consultant.

Perry L. Lane     80      1985     Retired Executive VP, VP and Director of
                                   Marketing, and Director of Sorenson Research
                                   Company, Salt Lake City, UT. Has served as a director on seven other company boards.

Security Ownership of Management and Certain Persons

   The following table furnishes information concerning the ownership of the Company's Common Stock as of March 6, 1998, by the directors, the nominee for director, the executive officer named in the compensation tables on page 6, all directors and officers as a group, and those known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock as of December 31, 1997.

                                   Nature of      Number of    Percent
             Name                  Ownership    Shares Owned
----------------------           ------------   ------------   -------
Principal Shareholders

 FMR Corp.
 82 Devonshire Street
 Boston, Massachusetts 02109         Direct        838,000     10.09%

 T. Rowe Price Associates, Inc.
 100 East Pratt Street
 Baltimore, Maryland 21202           Direct        640,000      7.71%

   These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Directors and Executive Officers

 Kevin L. Cornwell(1)(3)(4)        Direct          55,100        0.66%
                                   Options        250,000        2.92
                                                  -------
                                   Total          305,100        3.57

 Perry L. Lane(2)(3)(4)            Direct          25,100        0.30
                                   Options         30,250        0.36
                                                  -------
                                   Total           55,250        0.66

 Ernst G. Hoyer(1)(2)(3)(4)(5)     Direct           6,000        0.07
                                   Options          2,500        0.03
                                                  -------
                                   Total            8,500        0.10

 Stephen W. Bennett(2)(3)(4)(5)    Direct           2,500        0.03
                                   Options         15,000        0.18
                                                  -------
                                   Total           17,500        0.21

 Barbara A. Payne(2)(3)(4)(5)      Direct             300        0.00

 All officers and directors as
 a group (9 persons)               Direct          93,712        1.13
                                   Options        315,669        3.66
                                                  -------
                                   Total          409,381        4.75%

(1)Executive Committee member.
(2)Audit Committee member.
(3)Nominating Committee member.
(4)Compliance Committee member.
(5)Compensation and Option Committee member.

     In the previous table, shares owned directly by directors and executive officers are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power. Calculations of percentage of shares outstanding assumes the exercise of options to which the percentage relates. Percentages calculated for totals assume the exercise of options comprising such totals.


Compliance with Exchange Act Requirements

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% shareholders are required to furnish the Company with copies of all section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all section 16(a) requirements applicable to persons who were officers, directors, and greater than 10% shareholders during the preceding fiscal year were complied with.

Board and Committee Meetings

   The directors held seven meetings during 1997 and one meeting to date in 1998. The incumbent director, Dr. Payne, was appointed on August 1, 1997, and has attended two of the three meetings since that time.

   The Company has Executive, Audit, Compliance, Nominating, and Compensation and Option Committees. the current members of the Company's committees are identified in the preceding table.

   The Executive Committee met informally approximately twice per month, sine being formed on August 1, 1997. The Committee formally passed resolutions on behalf of the board of directors once in 1997 and twice to date in 1998.

   The Audit Committee met once during 1997 and once to date in 1998 to review the results of the 1996 audit by UM's independent auditor, Deloitte & Touche, and the results of the 1997 audit by UM's independent Auditor, Tanner + Co. The Audit Committee approves management's recommendation of independent accountants, approves the scope of audit and related fees, and reviews financial reports, audit results, internal accounting procedures, and programs to comply with applicable requirements relating to financial accountability.

   The Compliance Committee met in conjunction with each board meeting during 1997. In each meeting, after receiving the Company's routine compliance reports, the Board reviewed compliance by UM and its personnel, including executive officers and directors, with applicable regulatory requirements as well as the Company's own compliance policy, and compared its established policies and procedures for compliance with current applicable laws and regulations, under the guidance of Corporate Counsel.

   The Nominating Committee met informally during 1997. The Nominating Committee takes the lead in nominating new directors. The Nominating Committee will consider nominees recommended by shareholders. In accordance with the Company's bylaws, shareholder's nominations for election as directors must be submitted in writing to the Company at its principal offices not less than 30 days prior the Annual Meeting at which the election is to be held (or if less than 60 days' notice of the date of the Annual Meeting is given or made to shareholders, not later than the 10th day following the date on which the notice of the Annual Meeting was mailed). The notice to the Company from a shareholder who intends to nominate a person at the Annual Meeting for election as a director must contain certain information about the shareholder and the person(s) nominated by him, including, among other things, the name and address of the shareholder, a representation that the shareholder is entitled to vote at the Annual Meeting and attends to appear in person or by proxy at the Annual Meeting, a description of all arrangements or understsandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and the consent of each nominee to serve as a director if so elected.

   The Compensation and Option Committee, comprised of three outside directors as indicated in the table above, consulted by telephone and met once formally near the end of 1997 to review management performance, recommend compensation, and develop compensation strategies and alternatives throughout the Company, including those discussed in the Committee's report contained in this Proxy Statement. The deliberations included an independent analysis of the CEO compensation in the medical device industry, which culminated in recommendations at the January 1998 Board Meeting.

EXECUTIVE OFFICER COMPENSATION

     The following table sets forth, for the last three fiscal years, cash compensation received by the Company's Chief Executive Officer. No other executive officers received salary and bonus for services which exceeded $100,000 for the fiscal year ended December 31, 1997.

                                                  LONG TERM COMPENSATION
                                                ---------------------------

                        ANNUAL COMPENSATION           AWARDS        PAYOUTS
                 ----------------------------   ---------------------------
      (A)        (B)    (C)     (D)      (E)                 (G)      (H)
                                        OTHER            SECURITIES
                                       ANNUAL RESTRICTED UNDERLYING           ALL
                YEAR                   COMPEN-   STOCK    OPTIONS/    LTIP   OTHER
   NAME AND     ENDED  SALARY  BONUS   SATION   AWARD(S)    SARS    PAYOUTS COMPEN-
   PRINCIPAL    DEC.    ($)     ($)      ($)      (F)       (NO.)     ($)    SATION
   POSITION      31,                     (1)                 (2)              ($)
-------------- ------  ------- ------- ------  --------- ---------- -------  ------
Kevin L.        1997  $185,000 $75,000  1,000      --       65,000     --      --
Cornwell
Chairman &      1996   180,000 125,280    900      --      180,000     --      --
Chief Executive
Officer
                1995   170,000 120,000    900      --       40,000     --      -

(1) Amounts are Company payments for 101(k) matching contributions.
(2) Amount for 1996 is twice the number of option shares outstanding due to the replacement of the February 1996 option award of 90,000 shares to Mr. Cornwell which was canceled in September 1996 in exchange for options to purchase the same number of shares at a lower exercise price and a longer vesting schedule.

      The following table sets forth information respecting all individual grants of options made during the last completed fiscal year to any executive named in the Summary Compensation Table.

                     Option/SAR Grants in Last Fiscal Year

                                                             Potential Realized
                                                              Value at Assumed
                                                               Annual Rates of
                                                                 Stock Price
                                                              Appreciation for
                     Individual Grants                         Option Term(2)
            ----------------------------------------------   --------------------
   (a)         (b)          (c)          (d)        (e)        (f)        (g)
            Number of
           Securities    % of Total
           Underlying  Options/ SARs
            Options/     Granted to   Exercise
              SARs       Employees     or Base
             Granted   During Fiscal    Price    Expiration
   Name        (#)        Year(1)     ($/share)     Date      5%($)      10%($)
---------- ----------  -------------  ---------  ---------- --------   ---------
Kevin L.
Cornwell   65,000(3)       15.1%       $11.50   Feb 2007    $470,100   $1,191,300

(1)The Company awarded new options to employees representing 429,700 shares in 1997. Percentage shown is based on this total. As of March 1998, 327,300 shares of the 1997 awards remain outstanding.
(2)Value was calculated based on grant date market price ($11.50 per share) assuming the indicated appreciation rates compounded annually.
(3)All optionees may use Company shares owned for a period of at least six months to pay for the exercise of options. The Company may accept shares to cover withholding or other employee taxes. In the event of a change in control, the Company is required to pay the optionee a cash amount equal to the excess of the market price over the exercise price of all options granted, whether or not vested.

             Aggregate Option/SAR Exercises in Last Fiscal Year and
                           Year End Option/SAR Values

        (a)            (b)      (c)           (d)              (e)
                                       No. of Securities    Value of
                                          Underlying     Unexercised in-
                                          Unexercised       the-money
                      Shares          Options/SARs at FY Options/SARs at
                     Acquired               End (#)        FY End ($)
                        on     Value                      Exercisable/
                     Exercise Realized   Exercisable/
        Name           (#)      ($)      Unexercisable    Unexercisable
-----------------   --------- --------  ---------------   -------------
Kevin L. Cornwell       0        0      219,688/145,312       $0/$0


Report of the Compensation and Option Committee

   General

   Under the supervision of the Compensation and Option Committee, the Company has developed and implemented compensation policies, plans, and programs that seek to enhance the long-term profitability and growth of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers and other key employees with those of its shareholders. The Compensation and Option Committee of the Board of Directors is responsible for evaluating and recommending specific executive compensation for formal board approval on an annual basis.

   The Company applies a consistent philosophy to compensation for all employees, including senior management. The philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individual employees working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the needs and expectations of customers and shareholders.

   There are seven basic objectives for the Company's compensation program:

  (1) Pay for Performance. The basic philosophy is that rewards are provided for the long term value of individual contribution and performance to the Company. Rewards are both recurring (e.g., base salary) and non-recurring (e.g., bonuses), and both financial and non-financial (e.g., recognition and non-financial awards).

  (2) Provide for Fairness and Consistency in the Administration of Pay. Compensation is based on the value of the job, what each individual brings to the job, and how well each individual performs on the job, consistently applied across all functions of the Company.

  (3) Pay Competitively. The Company believes it needs to attract and retain the best people in the industry in order to achieve one of the best performance records in the industry. In doing so, the Company needs to be perceived as rewarding well, where competitive compensation includes the total package of base pay, bonuses, awards, and other benefits.

  (4) Conduct an Effective Performance Review Process. The Company believes it needs to encourage individual employee growth and candidly review each individual's performance in a timely way. This feedback process is bilateral, providing management with an evaluation of the Company through the eyes of its employees.

  (5) Effectively Plan and Administer the Compensation Program. Expenditures for employee compensation must be managed to what the Company can afford and in a way that meets management goals for overall performance and return on shareholder equity.

  (6) Communicate Effectively. The Company believes that an effective communication process must be employed to assure that its employees understand how compensation objectives are being administered and met.

  (7) Meet All Legal Requirements. The compensation program must conform to all state and federal employment laws and guidelines.

  The Company uses essentially five vehicles in its compensation program.

  (1) Salary. UM sets base salaries by reviewing the aggregate of base salary and annual bonus for competitive positions in the market. Executive base salaries are set at the beginning of each calendar year by the Board of Directors. For senior management, base salaries are fixed at levels somewhat below the competitive amounts paid to senior management with comparable qualifications, experience, and responsibilities at other similarly sized companies engaged in the same or similar businesses. Then, annual bonuses and longer term incentive compensation are more highly leveraged and tied closely to the Company's success in achieving significant financial and non-financial goals.

  (2) Bonuses. UM has sales, research and development, and management bonuses, which are generated out of an annual pretax profit sharing pool, the Management Bonus Plan, which is calculated after the year-ending independent financial audit has been completed. The Board of Directors has approved 4% of pretax, prebonus earnings, plus 10% of pretax, prebonus earnings improvements over the prior year's results, as an allocation for the Plan. For example, if the Company achieves 20%-25% growth in pretax earnings, the sales, research and development, and management bonus pool will accrue 6%-6.5% of pretax earnings, which will be paid under recommendation of the Compensation and Option Committee. In 1997, because pretax earnings declined 50.3%, the amount actually allocated to the Plan was 4.0% of the pretax, prebonus earnings.

  UM's management personnel, beginning with the first level of supervision and professional management, and including certain non-management specialists and technical people, together with all direct sales representatives, are eligible as participants in the Management Bonus Plan. In 1997, eighty-seven participants were included in the Plan. The Management Bonus Plan also funded extraordinary performance bonuses paid to twelve employees during the year who were non-participants in the Plan, attendance bonuses paid to over one hundred non-exempt personnel and the annual holiday gift to employees.

  The Company makes occasional cash awards, in amounts determined on an individual basis, to employees who make extraordinary contributions to the performance of the Company within a given period. These payments are made as frequently and contemporaneously as possible to recognize excellent accomplishments when they occur. The awards are funded from the accrued Plan described above, and therefore do not impact the Company's financial performance. Senior management is not eligible for these awards.

  In 1997, executive management listed in the table on page 6 received a total bonus of $75,000, which was equal to about 29% of aggregate base income and about 29% of the pool accrued per the formula above. Actual individual bonuses result from the Compensation and Option Committee's assessment of each senior executive's achievement of specific objectives and value of both short term and long term contribution to the Company's overall performance.

  (3) Employee Stock Options. The Compensation and Option Committee believes that its awards of stock options have successfully focused the Company's key management personnel on building profitability and shareholder value. When taken together with the share repurchase program, the net result of the option program over the last five years has been awarding option shares to key employees at a higher price, and in smaller amounts, than shares actually
repurchased in the open market during the same time period.   The Board of
Directors considers this policy highly contributory to growth in future shareholder value. The number of options granted in 1997 reflects the judgment of the Committee of the number of options sufficient to constitute a material, recognizable benefit to recipients. No explicit formula criteria were utilized, other than minimizing dilution to shareholder interests.

   The Board of Directors ordinarily awards employee options each year at its regularly scheduled board meeting following the audited close of the prior year's financial performance. In February, 1997, the Board of Directors approved grants to 76 employees of options to purchase a total of 232,000 shares at a price of 11.50 per share. Included in this number are options on 65,000 shares granted to executive management listed on page 6.

   In May, 1997 the Company's share price had declined to five year lows and the Board recognized that all previous employee option awards were priced above the current market. Relative to the Board's objective of providing an incentive to key employees to devote the utmost effort and skill to the advancement and betterment of the Company that will maximize shareholder value from increasing performance, the Committee noted that with all options "out-of-the-money", employee efforts were being recognized by the market, and that the desired incentives did not exist at that time. Accordingly, the Board approved a special option grant of 152,800 shares to 108 employees. The price was set at $6.75 per share, market price at the time of grant. Executive management was not included in this award. In August 1997, the Board approved option grants of 26,400 shares to 42 Columbia Medical, Inc. ("CMI") employees at a price of $8.00 per share. Following the May, 1997 awards, the Board approved grants of 18,500 shares to six new UM employees and consultants, at prices between $6.8125 and $8.00 per share.

   Of the 429,700 options granted to employees and consultants in 1997, options representing 102,400 shares have been canceled after termination of services. All employee options vest over a four year period, with a ten year exercise period. Consultant options vest over six months to four years, and have an exercise period of from one to ten years, depending on length of service to UM. Management expects to recommend additional options be awarded on an annual basis to the Company's key employees and consultants based on its belief that sharing the wealth of the Company with those who help create it is the best way to assure growth in shareholder value.

   (4) 401(k) Retirement Plan. The Compensation and Option Committee believes that a continuance of the Company plan instituted in 1985 is consistent with ensuring a stable employment base by helping to provide Company employees with a vehicle to build long-term financial security. The Company matched a portion of employee contributions in 1997 by about $54,100. Of this total amount, executive management received $1,000. The Board of Directors has approved a matching formula of 30% of employee contributions, up to certain individual limits including a fixed individual maximum of $1,000 per year, for employees who meet eligibility requirements.

  (5) Group Benefit Plan. The Company provides a group health, dental, and life insurance plan for its employees consistent with self-funded group plans offered by other similar companies. A portion of the monthly premium cost is generally paid by plan participants. Employees, including executive officers and senior managers, paid premiums on the same basis until 1998, after which time employees being paid at a rate of $9.50 or less per hour were provided a 25% discount to the standard rates.

  Executive Officer Compensation

  Utilizing the compensation objectives and vehicles outlined previously, the Compensation and Option Committee comprised of three outside directors established base compensation for the CEO by reference to surveys of similar companies, adjusted as the Committee deemed appropriate for variations in industry type, geographic location, size, and profitability. Base salary was fixed at a level somewhat below the competitive amounts paid to executive officers with comparable qualifications, experience, and responsibilities at other similarly sized companies engaged in the same or similar businesses.
Then, the annual bonus and long term incentive compensation in the form of stock options were more highly leveraged and tied closely to the Company's success in achieving significant financial and non-financial goals.

  The annual bonus for the CEO was awarded on the same basis as all employees included in the Management Bonus Plan. At the beginning of the year, Plan participants were awarded participation units in the bonus plan, proportional to base salary and responsibility, based on the Committee's determination of the relative contribution expected from each person toward attaining Company goals. Each individual's performance objectives, derived as the applicable contribution needed from that executive to achieve the Company's overall business plan for the year, were reviewed by the Committee. These goals included financial (weighted most heavily) and non-financial goals. Financial goals included net sales, gross profit margin, after-tax profits, and return on equity, and particularly in the case of the CEO, growth in earnings per share. Non-financial goals included continuing the development of a talented and motivated team of employees, conceiving and implementing programs to maintain competitive advantages and to achieve consistent growth, reacting to competitive challenges, promoting the Company's participation in socially responsible programs, maintaining compliance with regulatory requirements, achieving a high regard of shareholders and the broad business community in the integrity of the Company and its management, and minimizing factors that represent significant business risks.

  The amount of bonus paid to the CEO was based on the Committee's evaluation of his success in meeting the respective shorter term performance objectives, supplemented by the Committee's evaluation of his performance and contribution in meeting the Company's longer term financial and non-financial objectives. In 1997, revenue and profit growth objectives set in the operating plan at the beginning of the year were not met. However, given restructuring brought on by a rapidly changing environment including the loss of Baxter's purchase of UM's blood pressure monitoring products and new competition in UM's core obstetrics business, the Committee believes that non-financial performance objectives were met or exceeded. Further, the CEO was credited by the Committee with providing the determination and patience to stay with UM's niche -oriented, value-added market strategy. This strategy has made possible UM's continuing profitability on a smaller sales volume base, and allows the capability of funding UM's future growth objectives.

  1997 stock options were awarded the CEO incorporating the criteria utilized for establishing cash bonuses as discussed above, supplemented by the Committee's evaluation of the suitability of long-term option awards as an effective incentive.

  Upon application of the above criteria by the Compensation and Option Committee and upon its recommendation in early 1998, the Board of Directors awarded the CEO a bonus for 1997 of $75,000 under the Management Bonus Plan. In addition, the Board set the CEO's 1998 base salary at $195,000.

  The Committee intends that stock options serve as a significant component of the CEO's total compensation package in order to retain his efforts on behalf of the Company and to focus his efforts on enhancing shareholder value. In that regard, shareholders in 1994 approved a Performance Option Plan under which Mr. Cornwell could be granted options to purchase up to 400,000 shares of common stock, contingent upon the Company achieving compounded 25% per annum growth in earnings-per-share starting in 1994, or on such other terms as the Board of Directors may specify. In the first three years of the plan, actual compounded primary earnings-per-share growth averaged about 16% per year, but then declined 45% in 1997. In early 1998, upon the recommendation of the Compensation Committee, the Board awarded Mr. Cornwell stock options to purchase an additional 85,000 shares with an exercise price of $7.25 per share, vesting over four years. After consideration for the 1998 award, Mr. Cornwell could earn options to purchase up to an additional aggregate of 25,000 shares at a future market price under the CEO Performance Option Plan.

  The foregoing report has been furnished by:      Stephen W. Bennett
                                                   Ernst G. Hoyer
                                                   Barbara A. Payne

Compensation and Option Committee Interlocks and Insider Participation

  The members of the Compensation and Option Committee are Stephen W. Bennett, Ernst G. Hoyer, and Barbara A. Payne. No member of such committee is a present or former officer of the Company or any subsidiary. There are no other interlocks. No member of such Committee, his family, or his affiliate was a party to any material transactions with the Company or any subsidiary since the beginning of the last completed fiscal year. No executive officer of the Company serves as an executive officer, director, or member of a compensation committee of any other entity, an executive officer or director of which is a member of the Compensation and Option Committee of UM.

Employment Agreements, Termination of Employment, and Change in Control

  On December 31, 1992, the Company entered into an employment agreement with Kevin L. Cornwell, President and Chief Executive Officer that expired on December 31, 1993, except for the provision under which the Company is required to pay Mr. Cornwell one year's salary in the event his employment is terminated as a result of a change in control, at the election of the Company, or by the mutual agreement of Mr. Cornwell and the Company. In addition, the Company is required to pay Mr. Cornwell appreciation of stock value for issued options above the option exercise price, in the event of a change in control of the
Company or if terminated at the election of the Company.   In January 1998, the
Compensation and Option Committee agreed that a modification to the surviving termination provisions was needed, and undertook a full review, which is still in progress. The Company has a performance option plan under which Mr. Cornwell could earn options to purchase up to an additional aggregate of 25,000 shares at a future market price if the Company attains 25% compounded per annum growth in earnings per share, or on such other terms as the Board of Directors may determine.

  The Company is required to pay all other optionees under employee option plans, and the outside directors under the Directors' Option Plan, the appreciation of stock value for issued options above the option exercise price in the event of a change of control of the Company.

  The Company presently has no other employment agreements in the U.S. In Ireland, the Company is subject to providing certain advance notice to its employees in the event of termination. Under the terms of employment grants awarded as incentives by the Industrial Development Agency (Ireland), the Company would be obligated to repay grants during a five year period if employment declined from levels at which grants were claimed by UM.

Director's Compensation

  Outside (non-employed) directors currently receive annual cash compensation of $9,000 each, plus reimbursement of expenses in attending meetings. In addition, pursuant to the 1993 Directors' Stock Option Plan approved by shareholders at the 1994 annual meeting, UM may award to each director options to purchase 10,000 shares at an exercise price equivalent to the closing price ten days after the public release of the Company's annual financial results. On February 1, 1997, the Board of Directors formally voted to place a cumulative limit on options awarded since 1992 to any particular outside director to 50,000 shares.

  Pursuant to the (outside) directors' option plan, the Company granted options for 20,000 shares at prices of $10.875 per share in March, 1997. The directors note that, in accordance with the provisions of the 1993 Directors' Stock Option Plan, options were automatically granted to directors as of March 30, 1997, the 90th day after the fiscal year end of the Company, December 31, 1997. Also in accordance with the Plan, the $10.875 exercise price of the options was based on the closing bid price on the New York Stock Exchange for the stock on the day that was 10 days after the date that the Company publicly released its year-end financial information.

  In August, 1997, Barbara A. Payne was appointed a director of the Company.
In connection with this appointment, the Board granted Ms. Payne an option on 5,000 shares at a price of $8.00 per share. The option has a ten year life and vests over four years beginning on July 1, 1998.

  The board notes that the purpose of the Directors' Stock Option Plan, as ratified and approved by the shareholders at an annual meeting, is to aid the Company in retaining and attracting new outside directors without interlocking interests, to provide directors with an incentive to remain directors of the Company, and to use their best efforts to promote the success of UM's business.

  On March 31, 1998, outside directors will be granted options representing an additional total of 30,000 shares at an exercise price of $7.1875 per share. In five years under the plan including 1998, outside directors have been awarded options for 240,000 shares, of which 85,000 have been canceled without exercise. All of the options vest over a four year period from the award date. Outside director options which have not been canceled or exercised represent about 20% of total Company options awarded and uncanceled since 1993. The Company is required to pay optionees under the outside directors' option plan, the appreciation of stock value for issued options above the option exercise price in the event of a change of control of the Company.


Stock Performance Chart

  The following chart compares what an investor's five year cumulative total return (assuming re-investment of dividends) would have been assuming initial $100 investments on December 31, 1992 for the Company's Common Stock and the two indicated indices. The Company's common stock traded on NASDAQ until December 26, 1996 when it began trading on the New York Stock Exchange.

Performance Graph appears here.  Detailed below are the plot points:

                     12/31/92  12/31/93  12/31/94  12/30/95 12/29/96  12/31/97
                     --------  --------  --------  -------- --------  --------
Utah Medical Products   100.0    65.2      70.3      163.9     110.7   56.4
Nasdaq Stock Market
 (US & Foreign)         100.0    115.8     112.3     157.7     193.1   236.2
Nasdaq Stocks (SIC
3800-3899 US Companies) 100.0    84.6      91.2      134.2     139.8   158.9



                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors retained Tanner + Co. as the Company's auditor and independent certified public accountants for the year ended December 31, 1997,
and Deloitte & Touche LLP, in the preceding years.   The selection of the
Company's auditors for the current fiscal year is not being submitted to the shareholders for their consideration in the absence of a requirement to do so. The selection of the independent auditors for 1998 will be made by the Company's Board of Directors, with the advice of the Audit Committee, at such time as they may deem it appropriate. There are no disagreements on accounting policies or practices between the Company and its current or prior auditors.

      It is anticipated that representatives of Tanner + Co. will be present at the Annual Meeting and will be provided the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

      No proposals have been submitted by shareholders of the Company for consideration at the Annual Meeting. It is anticipated that the next Annual Meeting of Shareholders will be held during May 1999. Shareholders may present proposals for inclusion in the Proxy Statement to be mailed in connection with the 1999 Annual Meeting of Shareholders of the Company, provided such proposals are received by the Company no later than December 5, 1998, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.

                                 MISCELLANEOUS

Other Business

   Management does not know of any business other than that referred to in the Notice which may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

   In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents your attending the meeting.



                                    By Order of the Board of Directors,

                                    UTAH MEDICAL PRODUCTS, INC.

                                    /s/ Kevin L. Cornwell
Salt Lake City, Utah                Kevin L. Cornwell
March 19, 1998                      Chairman and CEO

                                     PROXY


ANNUAL MEETING OF THE SHAREHOLDERS OF         (THIS PROXY IS SOLICITED ON
UTAH MEDICAL PRODUCTS, INC.                  BEHALF OF THE BOARD OF DIRECTORS)

      The undersigned hereby appoints Kevin L. Cornwell and Paul O. Richins proxies, with full power of substitution, to vote the shares of common stock of Utah Medical Products, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company ("Annual Meeting") to be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 15, 1998, at 12:00 noon, local time, and any postponement or adjournment(s) thereof, such proxies being directed to vote as specified below. IF NO INSTRUCTIONS ARE SPECIFIED, SUCH PROXY WILL BE VOTED "FOR" EACH PROPOSAL.

To vote in accordance with the board of directors' recommendations, sign below, the "FOR" boxes may, but need not, be checked. To vote against any of the recommendations, check the appropriate boxes marked "WITHHOLD AUTHORITY" or "AGAINST" below.

 1. To elect Barbara A. Payne as a director of the Company to serve a three-year term and until her successor is elected and qualified:

     Barbara A. Payne: FOR [ ]    AGAINST [ ]           WITHHOLD AUTHORITY [ ]

 2. To transact such other business as may properly come before the Annual Meeting.
                       FOR [ ]    AGAINST [ ]            ABSTAIN [ ]

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY.  WHEN
SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.   IF YOUR SHARES ARE HELD AT
A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Dated:                                    Number of Shares
--------------------------           ---------------------------

--------------------------           ---------------------------
Signature                                 Signature (if held jointly)

--------------------------           ---------------------------
Print Name                           Print Name

PLEASE MARK, SIGN, DATE, AND RETURN PROXY IN THE BUSINESS REPLY ENVELOPE
    PROVIDED.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES

                             Utah Medical Products, Inc.
                                 7043 South 300 West
                                 Midvale, Utah 84047